Exhibit 99.2

On-Demand Commerce + Customer Engagement Platform Investor Presentation October 21, 2021

Forward Looking Statements This presentation contains statements that constitute forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers and may be recognized by the use of words such as “expects,” “plans,” “will,” “may,” “estimates,” “anticipate”, “should,” “projects,” “believe,” “intends” or words of similar meaning. These statements include, but are not limited to, statements regarding the expected results of the proposed acquisition on Olo’s future performance, including the potential accretive nature of the acquisition and the potential average revenue per unit expansion, the terms and expected closing date for the acquisition, the benefits and cost synergies of the potential acquisition, expected impacts to operating expenditures, and Olo’s business strategy and competitive position following the acquisition. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Olo or Wisely to terminate the acquisition agreement or could otherwise cause the transactions contemplated therein to fail to close; failure to satisfy closing conditions to the Wisely acquisition; difficulties and delays in integrating Wisely’s businesses; risks that the proposed acquisition disrupts Olo’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the proposed acquisition when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed acquisition; the risk that unexpected costs will be incurred; the ability of Olo to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted against Olo, Wisely, or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Olo’s and Wisely’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Olo’s and Wisely’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additional risks are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, and our subsequent SEC filings, which are available on the Investor Relations page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this presentation. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Use of Estimates Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. In addition, projections, assumptions and estimates of the future performance of the industry in which Olo operates and its future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above and in our filings with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but Olo will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

Strategic Rationale Accelerates the digital transformation of restaurants Realizes data ambitions Expands platform capabilities Creates natural upsell opportunity

Customer Intelligence for Restaurants Wisely enables brands to deliver happy guests and profits at scale by making every experience personal and convenient. Illustrative example CLV represents Customer Lifetime Value Marketing Automation CRM Triggered & Mass Email, SMS Host Table Management, Waitlist & Reservation Sentiment Aggregated & Annotated Reviews, Feedback Customer Data Platform First-Ever Restaurant CDP

Olo + Wisely On-Demand Commerce + Customer Engagement Platform Olo’s acquisition of Wisely helps restaurant brands deepen relationships with their customers through enhanced consumer data and relationship management capabilities. [Graphic Appears Here]

We Share Common Principles Values Family first Excelsior: Ever upward Always innovating and achieving Lead with curiosity and humility Vision Power on-demand commerce Empower restaurant brands to better serve their customers Create best-of-breed experiences Model Open SaaS platform Purpose built for restaurants Subscription + transactions

Transaction Details Financial – $110 million of Olo class A common stock shares Consideration – $77 million cash, financed using cash-on-hand – Total consideration of $187 million, subject to customary adjustments Compelling – Revenue growth accretive Financial Profile – Highly recurring revenue mix (95% subscription), similar gross margin profile – ARPU expanding opportunity – Immaterial impact to Non-GAAP profitability on a consolidated basis Organizational – Wisely Co-Founder and CEO, Mike Vichich, to be GM & VP, Customer Intelligence and Structure Front of House – Wisely products will be incorporated into Olo’s branded product portfolio – Olo is excited to welcome Wisely employees to the team Expected – Closing expected during Olo’s fourth quarter of fiscal year 2021, subject to receipt of required Timing regulatory approvals and satisfaction of other customary closing conditions